Wells REIT II will soon become an independent company with a refined strategy. To prepare for a full-cycle event, we are preparing to separate from our Advisor, Wells Real Estate Funds, and focus on strategic opportunities to grow the portfolio’s potential value. Under its current management structure, Wells REIT II has no employees of its own, but relies on Wells Real Estate Funds to manage all day-to-day operations. While such an external management structure may benefit a nontraded REIT during its growth phase, self-managed companies are more highly valued in the publically traded market and by many potential buyers. Because of that, we will separate from Wells early in 2013 and announce a new name and headquarters address. We are assembling a talented and experienced team of professionals — many of whom already serve the REIT as employees of Wells Real Estate Funds — to become directly employed by Wells REIT II and manage its operations once we make this move to self-management. We are also refining our portfolio investment strategy. Over the past eight years, Wells REIT II has been very successful in building a diversified portfolio that has produced steady income. Today, the portfolio holds some of the nation’s top income- producing office properties and boasts several of the world’s leading corporations as tenants. November 9, 2012 Where We Are, Where We’re Going Visit www.WellsREITII.com/Q4update to view a special online video update from Leo Wells and Nelson Mills. 1Per the Wells REIT II charter, our deadline for completing a liquidity event is October 2015, unless our stockholders vote to defer such an event. Please see the charter filed as Exhibit 3.1 to our Form 10-Q for the period ended June 30, 2012, for complete details. (Continued) 1 Dear Wells REIT II Investor, Wells REIT II has begun preparations for the most significant event of its life cycle — that of completing a liquidity event that will offer our stockholders access to the money their Wells REIT II shares represent. While we don’t yet know when this crucial event will take place, we believe it will be completed before the target date in our charter, by means of a sale, a merger, or — most likely — a listing of the REIT’s shares on a national securities exchange.1 In the meantime, we have begun taking the steps necessary to position the REIT for a successful full-cycle event at the time and through the manner we believe will most benefit stockholders. We want you to be informed as these important events take place. In this letter, we will discuss how you and your investment will be affected by some of the most imminent changes, which include: 1. Establishing Wells REIT II as an independent company with a refined strategy for value enhancement; 2. Updating the REIT’s estimated per-share value to $7.33; and 3. Reducing the quarterly distribution rate to $0.095 per share, to align with current cash flow from operations and to fund the REIT’s future cash requirements. Let’s take a closer look at each of these developments and what they mean for all of us who own shares. November 9, 2012

However, in the current economy, these big companies are demanding more concessions and rate incentives when they negotiate leases. Some market conditions are improving, and if that trend continues, we could expect to it to positively affect our lease terms and income stream. But at present, tenants typically have the better negotiating position, and this has affected both our current income stream and long-term value prospects. So we are taking steps to balance the REIT’s potential for income production with greater opportunities for capital appreciation in today’s real estate market. This effort, already under way, includes strategic property sales, acquisitions, and financing activities to improve the portfolio’s composition, efficiency, and overall return potential. We believe this refined strategy will help us better preserve and grow the total return our stockholders may be able to realize at the time of the REIT’s “full-cycle” event and beyond. The estimated value of your shares has been updated. The latest estimated per-share value for Wells REIT II is $7.33, which reflects both market conditions and the overall stability of the REIT’s portfolio and operations since last year. As you will recall, last year the Board announced a new estimated per-share value that was based solely on the portfolio’s estimated net asset value — meaning the real estate and other assets and liabilities on the REIT’s balance sheet. To calculate the net asset value, the Board consulted with a respected and nationally-recognized independent valuation firm called Altus Group. The Board has relied on the same process and firm again this year to arrive at a new estimated per-share value of $7.33. As expected, the value of the real estate in our portfolio has remained fairly stable, with a very slight decline. You’ll see minor impacts to the Distribution Reinvestment Plan (DRP) and Share Redemption Program (SRP) as a result of the updated share valuation: • Investors can now purchase shares through the DRP at 95.5% of the estimated per-share value, or $7.00 per share. • Under the SRP, the price for redemptions due to death, disability, or qualification for federal assistance for nursing home confinement will be 100% of the new estimated per-share value, or $7.33 per share. The price for “Ordinary Redemptions” continues to be $6.25 per share.2 Keep in mind that this estimated share value only reflects the net asset value of the portfolio. It does not include any adjustment for goodwill or other intangible “enterprise” assets of our company, any premium that may apply because of the large size of its portfolio, nor any discount for the illiquidity of the shares. We intend to take every step to support and grow the REIT’s value when a full-cycle event occurs. Your quarterly distribution rate is changing. The Board has reduced the quarterly distribution rate to $0.095 per share, in order to align with current operational cash flow and enable us to invest income to improve the portfolio’s potential for capital appreciation. As we seek to reposition the portfolio for greater potential value, we need to keep more of the REIT’s cash flow on hand to fund both new acquisitions and property improvements. While some of that cash may come from investment proceeds, financing, or property sales, our primary source of capital at this time is the REIT’s cash flow from operations — basically, the rent paid by our tenants. (Continued) 2Given the $7.33 per-share value, the Board recommends that you not pursue an “Ordinary Redemption,” except in the case of financial emergency. For further information about the SRP, please see Exhibit 4.4 to our Form 8-K filed with the SEC on Dec. 12, 2011. 2 ?

As a result, the Board has reduced the amount of the REIT’s operating cash flow that is paid out as distributions to stockholders. Effective with the fourth quarter 2012 distribution, the quarterly distribution rate will change from $0.125 (12.5 cents) per share to $0.095 (9.5 cents) per share.3 Once paid for four consecutive quarters, this would equate to an annualized yield of 5.2% on the new $7.33 estimated per-share value. The Board knows this decision reduces the current income received. However, it conforms to our long-standing philosophy that distributions should be paid from earnings, rather than other forms of proceeds or debt. We believe it also will provide the capital needed to improve the REIT’s long-term value potential. In other words, we believe that lowering the distribution rate will offer greater long-term benefit for all our stockholders. 0432-RT2LTRI1209L Disclosures The estimated share value was prepared in consultation with an independent third party, based on the net asset value of the portfolio of Wells REIT II as of September 30, 2012, and took into consideration certain assets and liabilities of Wells REIT II as of that date. It is only an estimate and is based on a number of assumptions and estimates that may not be accurate or complete. No attempt was made to value the company as an enterprise. Further, this should not be viewed as the amount a stockholder would receive in the event Wells REIT II were to (1) list its shares or (2) liquidate its assets and distribute the proceeds to its stockholders. There is no guarantee that Wells REIT II will meet its stated investment objectives. An investment in shares of Wells REIT II is illiquid. There is no current public market for the shares, and therefore, it can be difficult to sell the shares. Also, real estate markets fluctuate, and real estate values can change. For these reasons, stockholders of Wells REIT II should not assume that they will be able to obtain this estimated share value for their shares, either currently or at any time in the future. Certain statements contained herein may be deemed to be forward-looking statements under federal securities laws. Such statements generally can be identified by our use of words such as “may,” “will,” “can,” “intend,” “anticipate,” “estimate,” “think,” “continue,” or other similar words. For a list of the factors that could cause actual results to vary materially from those expressed in these forward-looking statements, see the Wells REIT II Annual Report on Form 10 K for the year ended December 31, 2011. This product is not FDIC or NCUA/NCUSIF insured, not bank or credit union guaranteed, and may lose value. Wells Real Estate Investment Trust II, Inc., is affiliated with Wells Real Estate Funds, Inc., and Wells Investment Securities, Inc. — Distributor — Member FINRA/SIPC. 3Distributions are not guaranteed and are subject to change. Leo F. Wells III Chairman of the Board Wells REIT II E. Nelson Mills President Wells REIT II P.O. Box 219073, Kansas City, MO 64121-9073 | 800-557-4830 | www.WellsREITII.com We look forward to the progress these steps will help us make to prepare for an optimal liquidity event. We will continue to keep you informed as changes occur, and we know you may have questions. You can find more information in the latest Wells REIT II 10-Q filing, available at www.SEC.gov. Our dedicated Client Services Specialists are also available to assist you every weekday at 800-557-4830. We invite you to take a few minutes to watch our special video update about these developments and the future of Wells REIT II. You can view the video online at www.WellsREITII.com/Q4update. Thank you for your support.